UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                AMENDMENT NO. 1.

                      DIRECT WIRELESS COMMUNICATIONS, INC.
                      ------------------------------------
                 (Name of small business issuer in its charter)

TEXAS                                              4812                        74-3002154
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(State or jurisdiction of              (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)          Classification Code Number)          Identification No.)


106 East Sixth Street, Suite 650, Austin, TX  78701
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          (Address and telephone number of principal executive offices)

106 East Sixth Street, Suite 650, Austin, TX  78701
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               (Address of principal place of business or intended
                          principal place of business)

Bill G. Williams, 106 East Sixth Street, Suite 650,
Austin, TX 78701 (512) 583-4500
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            (Name, address and telephone number of agent for service)


          Approximate date of proposed sale to the public

As soon as practicable after effective date of this registration statement.
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          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box.[ ]

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

ITEM NUMBER                                                                                       PAGE IN PROSPECTUS

          ITEM 1. FRONT OF REGISTRATION STATEMENT AND OUTSIDE FRONT COVER OF PROSPECTUS.         FRONT, INSIDE COVER

          ITEM 2. INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF PROSPECTUS.                       INSIDE COVER

          ITEM 3. SUMMARY INFORMATION AND RISK FACTORS.                                                     2

          ITEM 4. USE OF PROCEEDS.                                                                        N/A

          ITEM 5. DETERMINATION OF OFFERING PRICE.                                                        N/A

          ITEM 6. DILUTION.                                                                               N/A

          ITEM 7. SELLING SECURITY HOLDERS.                                                               1,8

          ITEM 8.  PLAN OF DISTRIBUTION.                                                                    8

          ITEM 9. LEGAL PROCEEDINGS.                                                                      N/A

          ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.                           9

          ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.                         11

          ITEM 12.  DESCRIPTION OF SECURITIES.                                                             13

          ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL.                                                  13

          ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.    13

          ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS.                                                     9

          ITEM 16. DESCRIPTION OF BUSINESS.                                                                 4

          ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.                               4

          ITEM 18. DESCRIPTION OF PROPERTY.                                                                 8

          ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.                                         12

          ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.                                8

          ITEM 21. EXECUTIVE COMPENSATION.                                                                 10

          ITEM 22. FINANCIAL STATEMENTS.                                                                  F-1

          ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                   FINANCIAL DISCLOSURE.                                                                  N/A

                      DIRECT WIRELESS COMMUNICATIONS, INC.
                        1,490,633 SHARES OF COMMON STOCK
                             NO PAR VALUE PER SHARE











                   THE DATE OF THIS PROSPECTUS IS _____, 2001.

UNTIL (      2001) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                       ----------------------------------

Direct Wireless Communications, Inc. will furnish to its shareholders annual reports containing audited financial statements and quarterly reports containing unaudited financial statements.

                       ----------------------------------


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Summary Information                                                           2
Risk Factors                                                                  2
Proposed Business                                                             4
Properties                                                                    8
Plan of Distribution                                                          8
Market for Common Equity and Related Stockholder Matters                      8
Directors, Executive Officers, Promoters and Control Persons                  9
Executive Compensation                                                       10
Security Ownership of Certain Beneficial Owners and Management               11
Certain Relationships and Related Transactions                               12
Description of Securities                                                    13
Interest of Named Experts and Counsel                                        13
Indemnification of Officers and Directors                                    13
Available Information                                                        14
Index to Financial Statements                                               F-1

                                       (i)

                      DIRECT WIRELESS COMMUNICATIONS, INC.
                        1,490,633 SHARES OF COMMON STOCK
                             NO PAR VALUE PER SHARE



This prospectus relates to 1,490,633 shares of common stock of Direct Wireless Communications, Inc. that Direct Wireless Corporation is distributing as a stock dividend to its shareholders of record on May 15, 2001. Recipients of the common stock will not be required to make any payment for it.

Direct Wireless Communications, Inc. is now a wholly owned subsidiary of Direct Wireless Corporation. It was organized with the minimum capital required under state law and has not yet conducted any business operations. After Direct Wireless Corporation pays the stock dividend to its stockholders, it will no longer own any stock of Direct Wireless Communications, Inc.

 At present there is no market for the common stock of Direct Wireless Communications, Inc. SEE "RISK FACTORS" AT PAGES 2 THROUGH 4 OF THIS PROSPECTUS.




  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               SUMMARY INFORMATION



Direct Wireless Communications, Inc., a Texas corporation, is a development stage company founded on April 6, 2001 to market and/or license a unique, low-cost, high capacity voice and data mobile digital wireless communications technology. This technology greatly reduces the cost currently incurred by traditional wireless companies when building their cell towers and related hardware. This is done primarily by replacing their expensive hardware with software contained entirely in the Direct Wireless Communications, Inc. mobile telephone.



The major features of this technology include:


     o Extremely low cost wireless communication cell towers and support electronics that can extend coverage to vast rural areas with quality handset coverage in diverse topographies.

     o Ability to connect quickly and efficiently with existing cellular and personal communication networks as well as with the local public telephone system for long distance communications.

     o Phones that can operate in any part of the globe, even if the basic cellular or personal communication system cannot.


Direct Wireless Communications, Inc. has been granted the license by Direct Wireless Corporation, the company that has developed and holds the patents on the technology. Direct Wireless Communications, Inc. will market and/or sublicense the technology in the United States. However, it has not yet begun any operations.


The company's address is 106 E. 6th St., Suite 650, Austin, TX 78701 and its telephone number is 512-583-4500.


                                  RISK FACTORS


RISKS ASSOCIATED WITH THE DIRECT WIRELESS CORPORATION TECHNOLOGY.

NO WORKING PROTOTYPE HAS YET BEEN DEVELOPED.



At the present time there is no working prototype telephone that employs the Direct Wireless technology. If a working prototype can not be completed Direct Wireless Communications, Inc. will not be able to derive any income from its proposed operations.

THERE MAY NOT BE SUFFICIENT DEMAND FOR THE TECHNOLOGY.

When and if a prototype is completed, the company's proposed business will be primarily the marketing and/or licensing of the Direct Wireless Technology to existing service providers within the wireless industry who want to economically extend their service into rural areas and/or to rural utility companies that want to diversify their businesses by becoming wireless service providers. If Direct Wireless Communications, Inc. cannot find enough service providers or utilities that anticipate sufficient demand to justify obtaining a license it will not have profitable operations.

DIRECT WIRELESS COMMUNICATIONS, INC. DOES NOT OWN THE PATENTS.

Direct Wireless Communications, Inc. does not own the patents for the technology. If the technology covered by the patents becomes obsolete, the company may have to rely on Direct Wireless Corporation to obtain any new patents or improvements of the existing patents.

RISKS ASSOCIATED WITH THE OPERATIONS OF DIRECT WIRELESS COMMUNICATIONS, INC.

DIRECT WIRELESS COMMUNICATIONS, INC. HAS NO OPERATING HISTORY.

Direct Wireless Communications, Inc. was organized in April 2001 with minimum capitalization. It is a development stage company with no operating history upon which an evaluation of its prospects can be made.

DIRECT WIRELESS COMMUNICATIONS, INC. HAS NO OPERATING CAPITAL.

Direct Wireless communications, Inc. has no operating capital. It must raise operating capital to begin operations. There is no assurance that it can do so.

DEPENDENCE ON MANAGEMENT.

The license agreement contains provisions that have the effect of preventing any change in the management of Direct Wireless Communications, Inc. without the consent of the management of Direct Wireless Corporation. Therefore the stockholders of Direct Wireless Communications, Inc. must rely on the existing officers and directors to operate the company.

MANAGEMENT PERSONNEL WILL NOT DEVOTE FULL TIME TO THE BUSINESS OF THE COMPANY.

The officers and directors of Direct Wireless Communications, Inc. are the same as the officers and directors of Direct Wireless Corporation. The officers and directors will continue to devote part of their time to the business of Direct Wireless Corporation and therefore will not devote full time to the business of the company.

LIMITED EXPERIENCE OF MANAGEMENT.

The officers and directors of Direct Wireless Communications, Inc. do not have any experience in licensing digital wireless communications equipment. The commercial success of the company depends on the ability to successfully market and/or sublicense the technology. The company may not be able to employ additional personnel with the necessary experience for successful marketing activities.

DIRECT WIRELESS COMMUNICATIONS, INC. MAY BE UNABLE TO PAY THE REQUIRED LICENSE FEE.

The license granted to Direct Wireless Communications, Inc. requires the payment of a license fee of $10,000,000 during the tem of the license. Direct Wireless communications, Inc. may be unable to generate sufficient income to pay the fee.

RISKS ASSOCIATED WITH THE MARKET FOR THE COMMON STOCK

NO TRADING MARKET EXISTS.


Prior to the payment of the stock dividend, all of the common stock of Direct Wireless Communications, Inc. was owned by Direct Wireless Corporation. There has never been a trading market in the common stock of Direct Wireless Communications, Inc.

NO ASSURANCE A TRADING MARKET WILL DEVELOP.

The common stock of Direct Wireless Communications, Inc. will in all likelihood be classified as a "penny stock" as that term is defined in the regulations under the Securities Exchange Act of 1934. In that event, broker-dealers that recommend the stock to their customers will be required to comply with disclosure and record-keeping provisions applicable to those stocks. The effect of those requirements may impede the development of a trading market in the common stock.

ABSENCE OF FUTURE DIVIDENDS.

Direct Wireless Communications, Inc. does not anticipate that it will pay cash dividends in the foreseeable future, even if its operations are profitable.


                                PROPOSED BUSINESS


Several communications industry consultants to Direct Wireless Corporation strongly advised that company to protect its patents and improvements on those patents, as well as any new patents that it might obtain, from any potential claims by completely separating the marketing and licensing functions from the business of developing and patenting wireless communications technology. Specifically, they advised Direct Wireless Corporation to transfer the marketing functions to a separate corporation.


Direct Wireless Corporation has followed this advice. In April 2001 it organized Direct Wireless Communications, Inc. and has now licensed Direct Wireless Communications, Inc. to market and/or sublicense in the United States the wireless communications technology Direct Wireless Corporation has developed and on which it holds the patents. Direct Wireless Corporation will, upon distribution of the stock dividend, further separate itself from the marketing function because it will no longer own any equity interest in Direct Wireless Communications, Inc.

THE TECHNOLOGY DIRECT WIRELESS COMMUNICATIONS, INC. WILL LICENSE.

Direct Wireless Communications, Inc. has acquired from Direct Wireless Corporation the right to market and sublicense the technology covered by two patents, No. 5,995,849 issued on November 30, 1999 and No. 6,141,531 issued on October 31, 2000, and patent application No. 800416 filed on June 1, 2000. Expenditures for Patent costs have been $68,716.77 dollars. These patents and the patent application relate to a new wireless communication system (named Timed Shared Full Duplex) that uses radio frequencies for transmitting and receiving voice and data signals. The technology covered by the patents and patent application uses a self-contained radio network with several different routes for the wireless signals to take within that network and many different routes to connect that self-contained network to other outside networks.

The internal network consists of telephone handsets that allow for wireless communication that is not controlled from a central point and can travel along multiple communication routes. If several handsets are within range, they can communicate directly through signal extenders (radio repeaters) without the need for a central control center, unlike cellular or other mobile wireless communication systems. If the handsets are farther apart, they can communicate through signal extenders (radio repeaters) and network extenders (connectors to the public telephone network) that relay the call to destination handsets, also eliminating the need for a central call control center. The internal network also has the capability of communicating with outside telephone networks, such as existing public telephone systems, satellite communication systems, or emergency radio or paging systems.

The Time Shared Full Duplex wireless transmission system has been proven to operate effectively in laboratory tests performed in late 1998 through early 1999. This initial system transmitted data at a lower rate than the technology currently in development and was only in single channel form. Expenditures for this phase were $381,711.00 dollars.

To reach higher data transmission rates and greater reliability, the wireless program was moved to another laboratory where a complete DWCS Systems Specification analysis was completed over a 12 weeks period in late 1999 through early 2000 for $338,797.97 dollars.

The quality of Time Shared Full Duplex technology is superior to all currently deployed wireless PCS or Cellular technologies because the data rates for the transmission of voice and computer data is many times greater than these conventional systems. The more data that can be transmitted, the higher the signal quality and the better the sound of a wireless phone call. Also, because the phone call is not controlled by the cell tower, the quality of the transmission is higher due to less signal manipulations electronically.

THE LICENSING AGREEMENT.

The technology licensing agreement under which Direct Wireless Communications, Inc. has acquired the rights to market and sublicense the technology provides that Direct Wireless Communications, Inc. shall pay to Direct Wireless Corporation an initial license fee of 1,489,633 shares of its common stock and the sum of ten million dollars. The ten million dollars must be paid according to the terms of the license agreement. Under the license agreement Direct Wireless Communications, Inc. shall pay on a quarterly basis sixty percent (60%) of the all revenues. Payments shall commence in the first quarter in which revenues are received by Direct Wireless Communications, Inc. and continue until the license fee is paid in full. In addition to the initial license fee, Direct Wireless Communications, Inc. must also pay a royalty in the amount of thirty percent of all royalty fees it receives. The technology license agreement is for an initial term of ten (10) years with two (2) renewal options of ten (10) years each.


The technology license agreement may be terminated by Direct Wireless Corporation upon the occurrence of any of the following events:

     o Direct Wireless Communications, Inc. fails to make timely payments of royalties;

     o In the event Direct Wireless Communications, Inc. dissolves, ceases active business operations, liquidates or becomes bankrupt;

     o In the event management of Direct Wireless Communications, Inc. changes from its current management.

These provisions of the technology license agreement effectively prevent any hostile takeover of Direct Wireless Communications, Inc. by means of a proxy solicitation, a tender offer or any other device. Direct Wireless
Communications, Inc. will remain under control of the management of Direct Wireless Corporation.


MANAGEMENT'S PLAN OF OPERATIONS.

At the present time, Direct Wireless Communications, Inc. has no cash requirements. It pays no compensation to its officers and directors and is being given office space at no charge by Direct Wireless Corporation. In addition, Direct Wireless Corporation will bear the costs of distributing the stock dividend to its stockholders.

To begin any operations, however, it will be necessary for Direct Wireless Communications, Inc. to raise funds in the next twelve months. The company has begun discussions with several financial institutions concerning its financing requirements. Within the next six months management intends to make a private placement of shares of common stock to accredited investors under Regulation D promulgated under the Securities Act of 1933. Management intends to raise $3,000,000 in this manner for payment to Direct Wireless Corporation for the purpose of conducting field tests of the electronic components and circuitry specified in the completed DWCS Systems Specification analysis.

After field tests have begun, Direct Wireless Communications, Inc. intends to make a public offering of its common stock to raise enough additional capital to permit it to pay Direct Wireless Corporation the remaining $7,000,000 of the initial license fee for the purpose of completing and testing a prototype of the system. Management expects that the field tests and the final phase of the testing can be completed within the next twelve months.

Direct Wireless Communications, Inc. does not expect that it will perform any product research and development or purchase any plant or significant equipment in the next twelve months. However, before marketing operations begin, the company expects to employ personnel with marketing experience.

MARKETING STRATEGY.

Many regions in the United States are too sparsely settled to justify the expense of central call control centers required for cellular and other wireless technology. Because the Direct Wireless Corporation technology needs no central control center it is particularly suited to operate in these remote or isolated areas. The company intends to market the technology in rural areas of the United States that have limited cellular service or no wireless services of any kind Rural, as defined by the Office of Management and Budget in Washington, D.C., and accepted for use by the U.S. Census and other government agencies, is generally defined as non-metropolitan areas of open country where less than 2,500 persons live. According to the 1990 United States census, 23% of the population was accountable to rural, non-metropolitan areas. This figure appears to be on the rise: according to the 1998 World Bank Economic Indicators, 34%, or 62 million people then lived in non-metropolitan, rural areas of the United States.

The company intends to market and sublicense the technology to existing service providers who desire to extend their service to these sparsely settled areas or to public utility companies that have customers in these areas and desire to provide wireless services to their existing customers. The company does not intend to begin marketing activities until it appears that the field tests and final tests of the technology will be successfully completed. At that time, the company will employ sales personnel to present to existing providers of cellular and other telephone services the opportunity to extend their services to sparsely populated areas their services have not yet reached.

Under this marketing strategy the company does not expect competition from established cellular and/or other service providers, which are primarily located in urban markets and cannot afford to enter these rural markets because of the high cost of their equipment.

Direct Wireless Communications, Inc. will not be required to apply for separate FCC licenses. The technology does not set any requirements for pre-assigned licenses from the Federal Communications Commission. Direct Wireless Corporation has represented that the handsets may be manufactured to function normally on cellular and other wireless communication licensed frequencies where enough signal space and unoccupied licenses are available, as well as in ranges where no Federal Communications Commission licenses are required. Accordingly, the technology may be used by any existing service provider that has existing licenses and wishes to extend the nature of its services.

EMPLOYEES.

Direct Wireless Communications, Inc. employees at present are its officers and directors, who are also officers and directors of Direct Wireless Corporation. Bill Williams and Robert Braswell expect to spend 70% of their time working for DWCI. Jerry Petermann expects to spend 50% of his time working for DWCI. When the company begins its business operations it will be necessary to hire additional personnel. The company does not anticipate any difficulties in hiring appropriate persons.

                                   PROPERTIES

Direct Wireless Communications, Inc. shares approximately 3,300 square feet of office space at 106 E. 6th St., Suite 650, Austin, TX 78701 with Direct Wireless Corporation. The monthly rental is $3,345.77, which is paid by Direct Wireless Corporation The company believes that the amount of rent is a fair market price for comparable space and that the facilities are adequate for the foreseeable future. The company does not own any communications equipment.


                              PLAN OF DISTRIBUTION



Direct Wireless Communications, Inc. has issued 1,489,633 shares of its common stock to Direct Wireless Corporation as partial payment for the licensing of the technology. Direct Wireless Corporation will distribute these shares and 1000 shares obtained for initial capitalization of Direct Wireless Communications, Inc. as a stock dividend to its stockholders of record on May 15, 2001. Each existing Direct Wireless Corporation shareholder shall receive one share for every three shares of Direct Wireless Corporation stock owned on that date, but no fractional shares will be issued. Neither company will pay any fees to any person in connection with the distribution. Direct Wireless Corporation will pay the costs of printing and mailing copies of the prospectus to its stockholders and the costs of printing the stock certificates.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


At the present time there is no public trading market for Direct Wireless Communications, Inc. common stock. The company expects that when the shares of its common stock are distributed as a stock dividend, they will be considered "penny stock" as that term is defined in the regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Those regulations impose certain disclosure and record-keeping requirements on brokers and dealers effecting transactions in penny stocks, which could have the effect of impeding the development of any market in the common stock. The Company intends to take all actions necessary to have its stock eligible for quotation on the National Association of Securities Dealers Bulletin Board.

Upon the effectiveness of the registration statement of which this prospectus is a part, the341,633 shares of common stock owned by control persons of the company will become eligible for sales under Rule 144 in one year. Upon the completion of the distribution of the stock dividend there will be 265 shareholders of record of the common stock. Since inception Direct Wireless Communications, Inc. has never paid any cash dividends on its common stock and it is not anticipated that it will pay cash dividends in the foreseeable future.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


The Executive officers and directors of the Company are:


NAME                      AGE       POSITION

Bill G. Williams           66       Chief Executive Officer and Chairman of the Board

Robert S. Braswell, IV     46       President, Director

Jerry W. Petermann         50       Vice President and Chief Technology Officer, Director

W. Steven Walker           50       Secretary/Treasurer, Director

The present directors were appointed in May 2001 and will serve until their successors are elected at an annual meeting of the shareholders. Thereafter directors will serve a term of one year.


MR. WILLIAMS has been Chairman of the Board and CEO of Direct Wireless Corporation since September 1997. He was previously Chairman of the Board and Chief Executive Officer of Cafe Quick Enterprises, Inc from 1988-1995. Cafe Quick is in the vending industry market and uses a unique patented air impingement technology to cook fresh frozen food in a vending machine. Mr. Williams and his management team acquired the technology, developed the prototype and ultimately licensed the technology worldwide. From 1985 to 1988, Mr. Williams was Chairman of the Board and CEO of Ameritron Corporation, a multi-business public holding company. In his capacity as chairman, Mr. Williams was instrumental in acquiring thirty-seven businesses over a period of five years. Prior to his employment with Ameritron Corporation, Mr. Williams was involved in real estate projects and land development. Mr. Williams is co-inventor of the Direct Wireless Communication System.

MR. BRASWELL has been President of Direct Wireless Corporation since November 1999 and a member of the board of directors since January 1999. He was an independent businessman with eighteen years experience in the common carrier freight business, working for Central Freight Lines, Inc from 1974-1992. During his tenure Mr. Braswell worked in all aspects of the Company operations. His last position with Central Freight Lines was Director of Data Processing for Shop Maintenance and Inventory Control. He managed the parts, tires and fuel inventories in addition to the Maintenance Reporting System. During this period, Mr. Braswell was a study group chairman and a committee member of the Board of Directors for the American Trucking Association Maintenance Council. Before joining Direct Wireless Corporation, 1992-1999 he was engaged in business evaluations, real estate development and new home construction. Mr. Braswell graduated from the University of Houston in 1983 with a Bachelor of Business Administration in Organizational Behavior Management.

MR. PETERMANN has been Vice President of Direct Wireless Corporation since January 1999. Mr. Petermann is co-inventor of the Direct Wireless Communication System and has been continuing the development of system features and capabilities since October 1997. Mr. Petermann has a long career, beginning in 1972, as an engineer and inventor in a variety of disciplines. As founder of Warrington Laboratories he developed several successful concepts and inventions for clients that include the Department of Defense, U.S. Navy, Los Alamos National Laboratories, Housing and Urban Development and the United Nations, among others. He has extensive experience in concept-to-patent management, research and development firms, manufacturers and patent attorneys. Mr. Petermann holds a Bachelor of Applied Science in Telecommunications from the University of Mary Hardin-Baylor, 1972.

MR. WALKER is Secretary/Treasurer of Direct Wireless Corporation and acts as principal legal advisor to the Company. Mr. Walker is engaged in the private practice of law with emphasis in commercial and business litigation and corporate finance. He has been a Board Member of several public companies and represents a number of corporations. Mr. Walker received a Bachelor of Arts Degree with Honors from the University of Texas, Austin, Texas, and a Doctor of Jurisprudence Degree from the University of St. Mary's School of Law, San Antonio, Texas. He received his law license in November of 1976.


                             EXECUTIVE COMPENSATION

At the present time Direct Wireless Communications, Inc. does not have any operations. Even after operations have begun it may be some period of time before revenues are sufficient to pay executive salaries. When the Company has sufficient revenues it intends to pay executive salaries as set forth in the following compensation table.

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                        NAME                               SALARY
          ---------------------------------------------------------------------
          Bill G. Williams                                $100,000
          ---------------------------------------------------------------------
          Robert S. Braswell, IV                           $70,000
          ---------------------------------------------------------------------
          Jerry W. Petermann                               $60,000
          ---------------------------------------------------------------------
          W. Steven Walker                                 $42,000
          ---------------------------------------------------------------------

In addition, Direct Wireless Communications, Inc. will issue 1,000,000 shares of common stock to these officers as follows: Bill G. Williams: 350,000; Robert S. Braswell IV: 300,000; Jerry W. Petermann: 200,000; W. Steven Walker: 150,000. At the present time, there are no other cash or stock bonus, stock option plans, pension plans or similar compensation plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Prior to the payment of the stock dividend by Direct Wireless Corporation, that company was the sole stockholder of Direct Wireless Communications, Inc. After payment of the stock dividend, the following persons will be the beneficial owners of 5% or more of the common stock of Direct Wireless Communications, Inc.

NAME AND ADDRESS            AMOUNT AND NATURE                  PERCENT OF CLASS
                            OF BENEFICIAL OWNERSHIP

Shirley Williams            154,920  Direct                         10.39%
4800 Ridgeview
Waco, TX 76710

Bill G. Williams            154,920  Indirect (1)                   10.39
106 E. 6th Street
Austin, TX 78701

Robert S. Braswell IV       78,879  Direct (2)                       5.29
106 E. 6th Street
Austin, TX 78701

Diana Callan Braswell       96,528  Direct and Indirect (3)          6.48
3913 Old Mill Road
Waco, TX 76710
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(1) These are the shares that will be owned of record by Shirley Williams, Mr. Williams' wife.


(2) 1,667 of these shares will be owned by Mr. Braswell and his wife as joint tenants.
(3) Includes 87,444 shares that will be owned as trustee of various trusts. Diana Callan Braswell is Mr. Braswell's mother.

After the stock dividend is paid, the officers and directors of Direct Wireless Communications, Inc., will own shares of the company's common stock as shown in the following table.

NAME AND POSITION         NUMBER OF SHARES BENEFICIALLY OWNED   PERCENT OF CLASS

Bill G. Williams                 154,920  Indirect                  10.39%
Chairman and CEO
106 E. 6th Street, Suite 645
Austin, TX 78701

Robert S. Braswell IV             78,879  Direct                    5.29
President and Director
106 E. 6th Street, Suite 645
Austin, TX 78701

Jerry W. Petermann                61,216  Direct                    4.11
Vice President and Director
106 E. 6th Street, Suite 645
Austin, TX 78701

W. Steven Walker                  46,648  Direct                    3.13
Secretary, Treasurer
And Director
800 Airport Freeway
Irving, TX 76710

All officers and directors as    341,663                           22.92
a group ( four persons)

Information as to the nature of the security holdings of officers and directors is given in the notes to the preceding table.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Direct Wireless Communications, Inc. was organized by Direct Wireless Corporation on April 6, 2001 and Direct Wireless Corporation can therefore be considered to be a promoter of the Company. On May 15, 2001, Direct Wireless Communications, Inc. entered into an agreement with Direct Wireless Corporation under which it was licensed to market and/or sublicense the Direct Wireless Corporation technology for the United States. As partial payment for the license agreement, Direct Wireless Communications, Inc. issued to Direct Wireless Corporation 1,489,633 shares of its common stock. In addition, the license agreement requires Direct Wireless Communications, Inc. to pay royalties and an aggregate of ten million dollars cash to Direct Wireless Corporation.

                            DESCRIPTION OF SECURITIES

Direct Wireless Communications, Inc. is authorized to issue ten million shares of common stock, no par value. There are presently outstanding 1,490,633 shares. Holders of the common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of shareholders. They are also entitled to dividends declared by the directors out of funds legally available for payment of dividends. Holders of the common stock do not have any cumulative voting rights or any preemptive or similar rights.

The Transfer Agent for Direct Wireless Communications, Inc. is Nancy Heel, Post Office Box 151599, Austin, Texas 78715-1599; telephone: 512-442-2379.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Direct Wireless Communications, Inc. does not have any provision of its Articles of Incorporation or its By-Laws that require the company to indemnify its officers and directors on account of any liability they incur as a result of their actions as officers or directors. However, Section 2.02-1 of the Texas Business Corporation Act permits the indemnification of directors, officers, agents and employees of a corporation if the person seeking indemnity acted in good faith and reasonably believed, if a director, that his conduct was in the corporation's best interests, and, if not a director, that his conduct was not opposed to the corporation's best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnity is not permitted if a person is found liable to the corporation and is limited to expenses actually incurred in the case of a person found liable on the basis of personal benefit improperly received by him. Section 2.02-1 also provides that a corporation shall indemnify directors and officers against reasonable expenses incurred in connection with a proceeding if they are wholly successful, on the merits or otherwise, in the defense of the proceeding.

A determination whether to pay indemnity in any preceding may be made by a majority of a quorum of the board of directors, or a by committee of the board of directors appointed for such purpose, or by special legal counsel, or by a vote of the stockholders, but directors who are defendants or respondents in a proceeding may not vote on the matter.

Section 2.02-1 also authorizes a corporation to purchase insurance on behalf of directors, officers and employees against liability asserted against them as a result of their capacities as such. Direct Wireless Communications, Inc. does not have any insurance on behalf of directors, officers or employees.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

W. Steven Walker, Esq., who has rendered an opinion on the validity of the Company's common stock, is Secretary/Treasurer and General Counsel of the Company.

                              AVAILABLE INFORMATION

Direct Wireless Communications, Inc. has filed a registration statement with the Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933 with respect to the shares of its common stock being distributed as a stock dividend to the shareholders of Direct Wireless Corporation. This prospectus does not contain all of the information described in that registration statement and the related exhibits. Statements in this prospectus concerning the contents or provisions of contracts or other documents are not necessarily complete, and in each instance the company refers you to the copy of the document on file as an exhibit to the registration statement.


A copy of the registration statement and the related exhibits may be inspected without charge at the Commission's office at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from these offices upon payment of the fees specified by the Commission. Information on the operations of the Commission may be obtained by calling 1-800-SEC-0300.


Direct Wireless Communications, Inc. has filed the registration statement electronically with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that website is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Independent Auditors' Report                                                 F-2

Balance Sheet at April 30, 2001                                              F-3

Statement of Income from date of inception                                   F-4
          April 6, 2001 to April 30, 2001

Statement of Cash Flows from date of inception                               F-5
          April 6, 2001 to April 30, 2001

Notes to Financial Statements                                                F-6

                           DARILEK, BUTLER & CO., P.C.
                            622 Isom Road, Suite 100
                            San Antonio, Texas 78216
                               210-979-0055 phone
                                210-979-0058 fax



INDEPENDENT AUDITORS' REPORT


The Board of Directors
Direct Wireless Communications, Inc.
San Antonio, Texas


We have audited the accompanying balance sheet of Direct Wireless Communications, Inc. (a Texas Corporation) as of April 30, 2001 and the related statements of income and cash flows for the period from inception (April 6, 2001) to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Wireless Communications, Inc. as of April 30, 2001 and the results of its operations and its cash flows for the initial period then ended in conformity with accounting principles generally accepted in the United States of America.


                                                  "Darilek, Butler & Co., P.C."

San Antonio, Texas
May 22, 2001


DIRECT WIRELESS COMMUNICATIONS, INC.

Balance Sheet
April 30, 2001


ASSETS:

Current Assets                                                                                            $            0
                                                                                                            -------------
          Total Current Assets                                                                                         0





LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities                                                                                       $            0
   Accounts Payable - Related Party                                                                                1,820
                                                                                                            -------------
          Total Current Liabilities                                                                                1,820



Stockholders' Equity
 Common Stock, No Par Value, 10,000,000 Shares Authorized, 1,000 Issued                                            1,000
        and Outstanding
    Retained Earnings (Deficit)                                                                                  (1,820)
                                                                                                            -------------
                                                                                                                   (820)
    Less: Subscriptions receivable                                                                               (1,000)
                                                                                                            -------------
          Total Stockholders' Equity                                                                             (1,820)
                                                                                                            -------------

                  Total Liabilities and Stockholders' Equity                                              $            0
                                                                                                            =============

   The Accompanying Notes are an Integral Part of These Financial Statements.

DIRECT WIRELESS COMMUNICATIONS, INC.


Statement of Income and Retained Earnings From the Date of Inception (April 6,
2001) to April 30, 2001



Revenue                                                                                           $                   0

Expenses
    Legal Fees                                                                                                    1,500
    License Fees                                                                                                    320
                                                                                                    --------------------
                                                                                                                  1,820

Net Loss                                                                                          $             (1,820)


Retained Earnings (Deficit)- Beginning of Period                                                                      0
                                                                                                    --------------------

Retained Earnings (Deficit)- End of Period                                                        $             (1,820)
                                                                                                    ====================

   The Accompanying Notes are an Integral Part of These Financial Statements.

DIRECT WIRELESS COMMUNICATIONS, INC.
Statement of Cash Flows


From the Date of Inception (April 6, 2001) to April 30, 2001

Cash Flows From Operating Activities                                                        $                0

Cash Flows From Investing Activities                                                                         0

Cash Flows From Financing Activities                                                                         0
                                                                                              -----------------
          Net Increase (Decrease) in Cash                                                                    0

Cash, at Beginning of Period                                                                                 0

Cash, at End of Period                                                                      $                0
                                                                                              =================

   The Accompanying Notes are an Integral Part of These Financial Statements.

DIRECT WIRELESS COMMUNICATIONS, INC.
Notes to Financial Statements
April 30, 2001


Note A - Summary of Significant Accounting Policies
---------------------------------------------------

NATURE OF OPERATIONS

Direct Wireless Communications, Inc. (the Company) is a development stage company that was incorporated on April 6, 2001. On May 15, 2001, the Company entered into a Technology Licensing Agreement with Direct Wireless Corporation (Direct Wireless). Under this agreement, Direct Wireless was granted a license to market and/or sublicense in the United States the wireless telephone communications technology on which Direct Wireless holds the patents. The Company has not yet begun operations. Upon completion of the working telephone prototype telephone employing the technology, the Company intends to market and sublicense the technology primarily to existing service providers who desire to extend their services to sparsely settled areas or to public utilities who have customers in such areas and desire to provide wireless services to them.

BASIS OF ACCOUNTING

The financial statements of the Company have been prepared on the accrual basis of accounting. As such, revenue is recognized as earned and expenses are recorded when accrued. This basis of accounting conforms to generally accepted accounting principles.

INTERIM FINANCIAL STATEMENTS

The accompanying financial statements are prepared as of April 30, 2001, which is an interim reporting period for the Company. The Company's fiscal year ends on the last day of the calendar year for financial reporting purposes. The Company's first fiscal year will be ending as of December 31, 2001.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions effect the reported amounts on assets and liabilities, disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could differ from those estimates.

Note B - Related Party Transactions
-----------------------------------

During the period ended April 30, 2001, the Company incurred legal expenses and license fees related to incorporating and organizing the startup operations of the Company. These expenses were paid for by Direct Wireless Corporation, an entity related to the Company through common ownership. Total expenses incurred were $1,820.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify a person who was, is, or is threatened to be made a defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, against judgments, penalties, fines, penalties and reasonable expenses actually incurred in connection with the proceeding. If such person was, is, or is threatened to be named a defendant or respondent because the person is or was a director, indemnity may be paid only if it is determined that the person conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in the corporation's best interests, and in all other cases that his conduct was not opposed to the corporation's best interests, and in the case of any criminal proceeding he had no reasonable cause to believe his conduct was unlawful. A director may not be indemnified in respect of any proceeding in which he is found liable on the basis that personal benefit was improperly received by him or in which he is found liable to the corporation, except to the extent of reasonable expenses actually incurred by him in connection with the proceeding, but no indemnity shall be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A determination to pay such indemnity must be made by either: (1) a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; or (2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; or (3) by special legal counsel selected by the board of directors or a committee of the board: or (4) by the shareholders in a vote that excludes the shares held by the directors who are named defendants or respondents in the proceeding. A provision contained in the articles of incorporation, the by-laws or a resolution of shareholders or directors, or an agreement that makes indemnification mandatory shall be deemed authorization of indemnification. A corporation may indemnify officers, employees and agents to the same extent as directors.

Section 2.02-1 provides that a corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 2.02-1 also provides that if, upon application by a director or officer, a court of competent jurisdiction finds that a director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, it may order the indemnification it finds is proper and equitable; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification shall be limited to expenses actually incurred in connection with the proceeding.

Section 2.02-1 also permits payment of reasonable expenses incurred by a director or officer in advance of final determination of the proceeding after the corporation receives a written affirmation by the person of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking to repay the amount paid or reimbursed if it is ultimately determined that that he has not met the standard or that indemnification against expenses incurred by him is prohibited by Section 202-1.

Section 2.02-1 also permits a corporation to purchase insurance on behalf of directors, officers, employees and agents against any liability asserted against them and incurred in their capacities as such whether or not the corporation would have the power under Section 2.02-1 to indemnify them.



ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee                    $  38
Blue Sky fees                         100*
Postage                               275*
Printing and engraving                875*
Accounting and legal                 1500
Electronic filing fee                 900*
Miscellaneous                         100*
------------------                  ------
Total                                3788*

* Estimated


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


On April 6, 2001, the company was organized by Direct Wireless Corporation and thereafter issued to Direct Wireless Corporation 1000 shares of its common stock in exchange for the initial capitalization of $1000 and became a wholly owned subsidiary of Direct Wireless Corporation. On May 15, 2001 the company issued and sold 1,489,633 shares of its common stock to Direct Wireless Corporation as partial consideration for the grant of a license to the company to market and/or sublicense wireless telephone technology on which Direct Wireless Corporation holds the patents. In the opinion of management the licensing agreement does not have any definitive value at this time. In both transactions, the company relied on the exemption contained in Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving any public offering.


ITEM 27. EXHIBITS.


Exhibit 5 Opinion of W. Steven Walker, Esq. as to legality of Direct Wireless Communications, Inc. stock being distributed to stockholders of Direct Wireless Corporation.

Exhibit 10.1a Technology License Agreement dated April 30, 2001 as amended July 17,2001 between Direct Wireless Corporation and Direct Wireless Communications, Inc.

Exhibit 23.1a Consent of Darilek, Butler & Co., P.C., certified public accountants.

Exhibit 23.2 Consent of W. Steven Walker, Esq.


ITEM 28. UNDERTAKINGS.

Registrant undertakes as follows:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas on July 20 2001.


Direct Wireless Communications, Inc.

By: s/Bill G. Williams, Chief Executive Officer
    -------------------------------------------

 (Signatures and Title)

Bill G. Williams, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Signator                                                               Date


/s/ Bill G. Williams                                               July 20, 2001
-----------------------------------------------------
Bill G. Williams, Principal Executive Officer


/s/ W. Steven Walker                                               July 20, 2001
-----------------------------------------------------
W. Steven Walker, Principal Financial Officer


/s/ Robert S. Braswell, IV                                         July 20, 2001
-----------------------------------------------------
Robert S. Braswell, IV, Principal Accounting Officer


/s/ Bill G. Williams                                               July 20, 2001
-----------------------------------------------------
Bill G. Williams, Chairman of the Board


/s/ Robert S. Braswell, IV                                         July 20, 2001
-----------------------------------------------------
Robert S. Braswell, IV, Director


/s/ Jerry W. Petermann                                             July 20, 2001
-----------------------------------------------------
Jerry W. Petermann, Director


/s/ W. Steven Walker                                               July 20, 2001
-----------------------------------------------------
W. Steven Walker, Director

                                    EXHIBITS

                                INDEX TO EXHIBITS

EXHIBIT NO.      DESCRIPTION OF EXHIBIT                               PAGE NO.

5                Opinion of W. Steven Walker, Esq.,
                 Legal Council                                          E-1

10.1a            Technology License Dated April 2001, as Amended        E-2

23.1a            Consent of Darilek, Butler & Co., P.C.
                 Certified Public Accountants                           E-16

23.2             Consent of W. Steven Walker, Esq.,
                 Legal Council                                          E-17

+